Exhibit 99.1
Contact: Dana Hambly, Vice President, Finance & Investor Relations
Phone: (615) 890-9100

NHI Announces Sale of NHC Portfolio for $560 Million

Transaction Strengthens Balance Sheet and Accelerates Capital Recycling into Private Pay Senior Housing

MURFREESBORO, Tenn.-- (April 21, 2026) -- National Health Investors, Inc. (NYSE: NHI) today announced that it has executed a purchase and sale agreement to sell its portfolio of 32 skilled nursing facilities (“SNF”) and three independent living facilities to National HealthCare Corporation (“NHC”), the current lessee, for $560.0 million. The Company expects to incur transaction costs in a range of $6.0 - $8.0 million and anticipates closing on July 1, 2026, subject to certain customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The strategic rationale and key benefits of the sale include:

•Increases private-pay senior housing concentration, with the Senior Housing Operating Portfolio (“SHOP”) segment expected to represent approximately 22.0% of total investments and 13.8% of annualized NOI on a pro forma basis.
•Reduces skilled nursing exposure to approximately 12.2% of total investments and 16.5% of annualized NOI.
•Strengthens the consolidated balance sheet, with net debt-to-annualized EBITDA reduced to approximately 2.3x on a pro forma basis and available liquidity of approximately $1.4 billion.
•Enhances corporate governance, as the transaction, together with the pending departures of Robert G. Adams and Charlotte A. Swafford from the Board of Directors, eliminates potential conflicts of interest between NHI and NHC.
•Expands capital recycling capacity as NHI evaluates a robust pipeline of private pay senior housing investment opportunities.

“We are pleased to have reached an agreement on the NHC portfolio, which provides NHI with significant capital and financial flexibility,” said Eric Mendelsohn, President and Chief Executive Officer.

“This transaction accelerates our capital recycling strategy, increases our concentration in private-pay senior housing, and positions us to pursue attractive investment opportunities. We remain disciplined in our underwriting and focused on generating long-term value for stockholders.”

Financial Impact

The 35 properties currently leased to NHC generated cash lease revenue of approximately $39.7 million in 2025, including percentage rent.

NHI expects to use the net proceeds from the transaction to repay outstanding borrowings and to fund future investments consistent with its capital allocation strategy, including potential tax-deferred reinvestment through Section 1031 exchanges.

The Company’s outlook remains subject to several variables, including the timing and impact of the transaction and potential capital redeployment. The Company expects to provide an update in connection with its earnings release for the quarter ended March 31, 2026.

The transaction was reviewed and approved by a Special Committee of Non-Interested Directors (“Special Committee”).

Blueprint Healthcare Real Estate Advisors is serving as transaction advisor to NHI. Houlihan Lokey Capital, Inc. is serving as financial advisor to the Special Committee and Venable LLP is serving as legal counsel to the Special Committee.

Investor Presentation

An investor presentation with additional details regarding the transaction is available on the Company’s website at:

https://investors.nhireit.com/News/presentations-and-webcasts/default.aspx

About National Health Investors, Inc.

National Health Investors, Inc. (NYSE: NHI), established in 1991 as a Maryland corporation, is a self-managed real estate investment trust (“REIT”). The Company owns, leases, operates and finances the development of high-quality real estate properties, focusing on senior housing communities and medical facilities. The Company operates through two reportable segments: Real Estate Investments and SHOP. The Company’s investments in real estate properties include independent living facilities, assisted living facilities, entrance-fee communities, senior living campuses, skilled nursing facilities and hospitals. For more information, visit www.nhireit.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the expected completion and timing of the proposed transaction and other information relating to the proposed transaction, the Company’s expected future financial positions, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, continued performance improvements, ability to service and refinance debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) risks related to the satisfaction of the conditions to closing the proposed transaction in the anticipated timeframe or at all; (iii) the occurrence of any event, change or other circumstance that could give rise to termination of the purchase and sale agreement for the proposed transaction; (iv) negative effects of the announcement of the proposed transaction or the consummation of the proposed transaction on the market price of the Company’s common stock and on the Company’s operating results; and (v) those risks and uncertainties described under the heading “Risk Factors” in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31,

2025 and in other documents filed by the Company with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the SEC, including the risk factors and other information in the above referenced Annual Report on Form 10-K. Copies of these filings are available at no cost on the SEC’s website at https://www.sec.gov or on the Company’s website at www.nhireit.com.